Exhibit 24

POWER OF ATTORNEY FOR FORMS 3, 4, AND 5

     I hereby constitute and appoint Kerby E. Crowell my true and lawful attorney and agent to execute for and on my behalf Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; to do any and all things in my name which said person may deem necessary or advisable to complete the execution of any such Form 3, 4, or 5 and the filing of such forms and amended forms with the Securities and Exchange Commission and any other applicable regulatory authority; and I hereby approve, ratify, and confirm all that said person shall do or cause to be done by virtue of this Power. This Power shall continue in effect until the earliest of (i) the date that I revoke it, (ii) the date that you resign as my attorney and agent hereunder, and (iii) one week after the filing of a Form 4 indicating that I am no longer subject to Section 16 reporting obligations

     In WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 20, 2004

          Signature:/s/ Kimberly Sinclair

          Printed Name: Kimberly Sinclair
          As witnessed by hand and seal
          February 20, 2004
          /s/Phyllis Cobb
          Notary Public State of Oklahoma
          My Commission expires